Exhibit 99.1

KILROY REALTY CORPORATION

Q2 2017 Supplemental Financial Report

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

This Supplemental Financial Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturities, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or implementations of, applicable laws, regulations or legislation; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers' financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2016, and its other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the West Coast’s premier landlords. The Company has over 70 years of experience developing, acquiring and managing office and mixed-use real estate assets. At June 30, 2017, the Company’s stabilized portfolio totaled approximately 14.4 million square feet of office space, that was 93.9% occupied, and 200 residential units located in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and Greater Seattle.

Board of Directors		Executive Management Team		Investor Relations
John Kilroy	Chairman	John Kilroy	President and CEO	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, PhD	Lead Independent	John T. Fucci	Executive VP, Asset Management
Jolie Hunt		Jeffrey C. Hawken	Executive VP and COO
Scott S. Ingraham		Tracy Murphy	Executive VP, Life Science and Northern California
Gary R. Stevenson		Robert Paratte	Executive VP, Leasing and Business Development
Peter B. Stoneberg		Tyler H. Rose	Executive VP and CFO
		Steve Rosetta	Executive VP and CIO
		Heidi R. Roth	Executive VP, CAO and Controller
		David Simon	Executive VP, Southern California
		Justin W. Smart	Executive VP, Development and Construction Services

Equity Research Coverage

Bank of America Merrill Lynch		J.P. Morgan
James Feldman	(646) 855-5808	Anthony Paolone	(212) 622-6682
BMO Capital Markets Corp.		KeyBanc Capital Markets
John P. Kim	(212) 885-4115	Craig Mailman	(917) 368-2316
BTIG		RBC Capital Markets
Thomas Catherwood	(212) 738-6140	Mike Carroll	(440) 715-2649
Citigroup Investment Research		Robert W. Baird & Co.
Michael Bilerman	(212) 816-1383	David B. Rodgers	(216) 737-7341
D. A. Davidson		Stifel, Nicolaus & Company
Barry Oxford	(212) 240-9871	John W. Guinee III	(443) 224-1307
Deutsche Bank Securities, Inc.		UBS Investment Research
Vincent Chao	(212) 250-6799	Nicholas Yulico	(212) 713-3402
Evercore ISI		Wells Fargo
Steve Sakwa	(212) 446-9462	Blaine Heck	(443) 263-6529
Green Street Advisors
Jed Reagan	(949) 640-8780

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Executive Summary

Quarterly Financial Highlights	Quarterly Operating Highlights

• Net income available to common stockholders per share of $0.30	• Stabilized portfolio was 93.9% occupied and 96.0% leased at quarter-end

• FFO per share of $0.87	• 412,625 square feet of leases commenced in the stabilized portfolio

• Revenues of $180.6 million	• 489,517 square feet of leases executed in the stabilized portfolio

• Same Store GAAP NOI was flat year over year for the second quarter	• GAAP rents increased 31.7% from prior levels

• Same Store Cash NOI increased 1.9%	• Cash rents increased 12.6% from prior levels

• FFO Guidance range for 2017 is $3.35 to $3.45 per share with a midpoint of
$3.40 per share, updated to reflect the impact of the write-off of the original issuance costs in connection with the redemption of the Series H Preferred
Stock, timing of dispositions activity and overhead costs

• In May, increased the regular quarterly cash dividend to an annualized rate of
$1.70 per share, a 13.3% increase from the previous annualized dividend level of $1.50 per share

Capital Markets Highlights	Strategic Highlights

• As of the date of this report, there were no outstanding borrowings on our	• In June, commenced development on 333 Dexter, a $380 million, 650,000
unsecured revolving credit facility and approximately $120.0 million of	square foot project located in the South Lake Union submarket of Seattle unrestricted cash on hand

• In July, provided notice to redeem all 4,000,000 outstanding shares of our 6.375% Series H preferred stock on August 15, 2017 at par of
$25.00 per share

• In July, amended and restated the unsecured revolving credit facility and term loan facility (together the “Facility”). Among other things, the amendment and restatement increased the size of the revolving credit facility from $600.0 million to $750.0 million, maintained the size of the term loan facility of
$150.0 million, reduced borrowing costs and extended the maturity date of the
Facility to July 2022. The term loan facility features two six-month delay draw options and the Facility was undrawn at closing, including the $150.0 million term loan, which was repaid in full at closing with available cash.
Concurrently with the closing of the Facility, the $39.0 million unsecured term loan was repaid with available cash

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 32-33 “Definitions Included in Supplemental.”

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	6/30/2017	3/31/2017 (1)	12/31/2016	9/30/2016 (1) (2)	6/30/2016 (1)
INCOME ITEMS:
Revenues	$180,598	$179,308	$168,645	$168,348	$160,133
Lease Termination Fees, net (3)	367	794	323	92	78
Net Operating Income (4)	128,795	127,163	123,188	122,888	116,299
Acquisition-related Expenses (5)	—	—	938	188	714
Capitalized Interest and Debt Costs	10,758	10,163	11,622	11,208	12,284
Net Income Available to Common Stockholders	29,833	26,329	29,426	50,582	29,535
EBITDA, as adjusted (4) (6)	115,530	113,295	106,814	109,705	101,622
Funds From Operations (6) (7) (8) (9)	88,767	81,934	84,292	88,535	82,722
Net Income Available to Common Stockholders per common share – diluted (8)	$0.30	$0.26	$0.29	$0.54	$0.31
Funds From Operations per common share – diluted (8) (9)	$0.87	$0.81	$0.87	$0.92	$0.86
LIQUIDITY ITEMS:
Funds Available for Distribution (7) (8)	$63,654	$60,146	$57,237	$67,884	$64,194
Dividends per common share (7) (8)	$0.425	$0.375	$0.375	$0.375	$0.375
RATIOS:
Operating Margins	71.3%	70.9%	73.0%	73.0%	72.6%
Interest Coverage Ratio	4.2x	4.3x	4.2x	4.4x	4.0x
Fixed Charge Coverage Ratio	3.9x	3.8x	3.7x	3.8x	3.5x
FFO Payout Ratio (9)	48.1%	45.9%	42.5%	40.2%	43.0%
FAD Payout Ratio	67.1%	62.6%	62.6%	52.4%	55.4%
ASSETS:
Real Estate Held for Investment before Depreciation	$7,276,227	$7,159,381	$7,060,754	$6,632,838	$6,553,347
Total Assets (10)	6,995,367	6,993,665	6,706,633	6,332,139	6,298,433
CAPITALIZATION:
Total Debt	$2,579,552	$2,581,061	$2,333,766	$2,230,652	$2,453,098
Total Preferred Equity and Noncontrolling Interests in the Operating Partnership	100,000	100,000	200,000	200,000	200,000
Total Common Equity and Noncontrolling Interests in the Operating Partnership (11)	7,547,195	7,233,389	6,999,904	6,581,576	6,289,996
Total Market Capitalization	10,226,747	9,914,450	9,533,670	9,012,228	8,943,094
Total Debt / Total Market Capitalization	25.2%	26.0%	24.5%	24.8%	27.4%
Total Debt and Preferred / Total Market Capitalization	26.2%	27.0%	26.5%	27.0%	29.6%

______________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 32-33 “Definitions Included in Supplemental.”

(1)
Net Income Available to Common Stockholders includes $2.3 million, $18.3 million and $146.0 million gains on sales of depreciable operating properties for the three months ended March 31, 2017 and September 30, 2016, respectively, and a $0.3 million loss on sale of land for the three months ended June 30, 2016.

(2)	Results for the three months ended September 30, 2016 include a property damage settlement payment of $5.0 million.

(3)
Total operating revenues for the three months ended June 30, 2017 include $0.5 million net lease termination fees, of which $0.4 million relates to consolidated property partnerships. The Company's pro-rata share of such fees is $0.2 million. Total operating revenues for the three months ended March 31, 2017 include $1.3 million net lease termination fees from consolidated property partnerships, of which the Company's pro-rata share is $0.8 million.

(4)	Please refer to pages 34-35 for reconciliations of GAAP Net Income Available to Common Stockholders to Net Operating Income and EBITDA, as adjusted.

(5)
On January 1, 2017, the Company adopted new accounting guidance clarifying the definition of a business. As a result, operating property acquisitions occurring after January 1, 2017 will generally be accounted for as asset acquisitions rather than business combinations. As a result, acquisition-related expenses will no longer be expensed as incurred but instead will be capitalized as a cost of the assets acquired.

(6)	EBITDA, as adjusted, and Funds From Operations for the three months ended June 30, 2016 include a $0.3 million loss on sale of land.

(7)
Please refer to page 7 for reconciliations of Net Income Available to Common Stockholders to Funds From Operations available to common stockholders and unitholders and Funds Available for Distribution to common stockholders and unitholders and page 8 for a reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution to common stockholders and unitholders.

(8)	Reported amounts are attributable to common stockholders, common unitholders and restricted stock unit holders.

(9)
Funds From Operations for the three months ended March 31, 2017 includes a $3.8 million or $0.04 per share non-cash charge related to the original issuance costs of Series G preferred stock that was redeemed on March 30, 2017.

(10)	Total assets as of December 31, 2016, September 30, 2016 and June 30, 2016 include “Real estate assets and other assets held for sale, net.”

(11)	Includes noncontrolling interest in the operating partnership and excludes noncontrolling interests in consolidated property partnerships.

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Common Stock Data (NYSE: KRC)

	Three Months Ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016

High Price	$77.09	$77.91	$76.88	$73.73	$66.29
Low Price	$70.06	$70.84	$66.73	$66.06	$59.89
Closing Price	$75.15	$72.08	$73.22	$69.35	$66.29

Dividends per share – annualized (1)	$1.70	$1.50	$1.50	$1.50	$1.50

Closing common shares (in 000’s) (2)	98,351	98,275	93,219	92,272	92,255
Closing common partnership units (in 000’s) (2)	2,077	2,077	2,382	2,631	2,631
	100,428	100,352	95,601	94,903	94,886

________________________

(1)	In May 2017, the regular quarterly cash dividend was increased to an annualized rate of $1.70 per share, a 13.3% increase from the previous annualized dividend level of $1.50 per share.

(2)	As of the end of the period.

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
ASSETS:
Land and improvements	$1,108,971	$1,108,971	$1,108,971	$1,017,591	$1,020,287
Buildings and improvements	4,983,638	4,962,732	4,938,250	4,669,442	4,639,003
Undeveloped land and construction in progress	1,183,618	1,087,678	1,013,533	945,805	894,057
Total real estate assets held for investment	7,276,227	7,159,381	7,060,754	6,632,838	6,553,347
Accumulated depreciation and amortization	(1,234,079)	(1,186,246)	(1,139,853)	(1,095,562)	(1,054,828)
Total real estate assets held for investment, net	6,042,148	5,973,135	5,920,901	5,537,276	5,498,519
Real estate assets and other assets held for sale, net	—	—	9,417	9,440	30,257
Cash and cash equivalents	387,616	478,391	193,418	250,523	26,332
Restricted cash	8,249	7,199	56,711	57,501	266,158
Marketable securities	16,010	15,163	14,773	14,121	13,388
Current receivables, net	13,703	13,740	13,460	9,709	10,112
Deferred rent receivables, net	233,427	225,860	218,977	212,204	207,851
Deferred leasing costs and acquisition-related intangible assets, net	195,320	202,499	208,368	180,613	186,903
Prepaid expenses and other assets, net	98,894	77,678	70,608	60,752	58,913
TOTAL ASSETS	$6,995,367	$6,993,665	$6,706,633	$6,332,139	$6,298,433
LIABILITIES AND EQUITY:
Liabilities:
Secured debt, net	$467,758	$469,670	$472,772	$370,666	$373,500
Unsecured debt, net	2,097,083	2,096,356	1,847,351	1,846,672	1,845,992
Unsecured line of credit	—	—	—	—	220,000
Accounts payable, accrued expenses and other liabilities	219,483	215,469	202,391	252,122	211,196
Accrued dividends and distributions	44,105	38,983	222,306	37,749	37,733
Deferred revenue and acquisition-related intangible liabilities, net	148,729	153,369	150,360	134,436	138,394
Rents received in advance and tenant security deposits	55,738	53,677	52,080	48,518	44,663
Liabilities and deferred revenue of real estate assets held for sale	—	—	56	74	321
Total liabilities	3,032,896	3,027,524	2,947,316	2,690,237	2,871,799
Equity:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	—	—	96,155	96,155	96,155
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256	96,256	96,256	96,256
Common stock	984	983	932	923	923
Additional paid-in capital	3,792,028	3,782,291	3,457,649	3,191,718	3,074,508
(Distributions in excess of earnings)/retained earnings	(132,799)	(120,207)	(107,997)	78,107	62,647
Total stockholders’ equity	3,756,469	3,759,323	3,542,995	3,463,159	3,330,489
Noncontrolling Interests
Common units of the Operating Partnership	77,296	77,432	85,590	93,270	89,495
Noncontrolling interests in consolidated property partnerships	128,706	129,386	130,732	85,473	6,650
Total noncontrolling interests	206,002	206,818	216,322	178,743	96,145
Total equity	3,962,471	3,966,141	3,759,317	3,641,902	3,426,634
TOTAL LIABILITIES AND EQUITY	$6,995,367	$6,993,665	$6,706,633	$6,332,139	$6,298,433

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ and shares in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
REVENUES
Rental income	$158,925	$143,653	$315,573	$277,408
Tenant reimbursements	19,267	16,138	38,563	27,542
Other property income (1)	2,406	342	5,770	629
Total revenues	180,598	160,133	359,906	305,579
EXPENSES
Property expenses	33,304	29,221	64,545	55,186
Real estate taxes	16,543	13,845	34,507	24,877
Provision for bad debts	409	—	1,707	—
Ground leases	1,547	768	3,189	1,597
General and administrative expenses	14,303	13,979	29,236	27,416
Acquisition-related expenses (2)	—	714	—	776
Depreciation and amortization	62,251	53,346	123,170	103,786
Total expenses	128,357	111,873	256,354	213,638
OTHER (EXPENSES) INCOME
Interest income and other net investment gains	1,038	311	2,103	582
Interest expense	(17,973)	(14,384)	(35,325)	(26,213)
Total other (expenses) income	(16,935)	(14,073)	(33,222)	(25,631)
INCOME FROM OPERATIONS BEFORE GAINS (LOSS) ON SALES OF REAL ESTATE	35,306	34,187	70,330	66,310
Net loss on sale of land	—	(295)	—	(295)
Gains on sales of depreciable operating properties	—	—	2,257	145,990
NET INCOME	35,306	33,892	72,587	212,005
Net income attributable to noncontrolling common units of the Operating Partnership	(616)	(829)	(1,239)	(4,439)
Net income attributable to noncontrolling interests in consolidated property partnerships	(3,242)	(216)	(6,375)	(411)
Total income attributable to noncontrolling interests	(3,858)	(1,045)	(7,614)	(4,850)
NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	31,448	32,847	64,973	207,155
Preferred dividends	(1,615)	(3,312)	(4,966)	(6,625)
Original issuance costs of redeemed preferred stock	—	—	(3,845)	—
Total preferred dividends	(1,615)	(3,312)	(8,811)	(6,625)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$29,833	$29,535	$56,162	$200,530
Weighted average common shares outstanding – basic	98,275	92,210	97,834	92,217
Weighted average common shares outstanding – diluted	98,827	92,825	98,427	92,784
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income available to common stockholders per share – basic	$0.30	$0.32	$0.56	$2.17
Net income available to common stockholders per share – diluted	$0.30	$0.31	$0.56	$2.15

______________________

(1)
For the three and six months ended June 30, 2017, includes approximately $0.9 million and $3.7 million of lease termination fees, of which $0.7 million and $3.4 million related to our consolidated property partnerships, respectively.  In connection with the lease terminations, during the three and six months ended June 30, 2017, we wrote off approximately $0.4 million and $1.8 million of straight-line rent receivables against rental revenue, respectively.  For the three and six months ended June 30, 2017, our proportionate share of the net lease termination fees from consolidated property partnerships is approximately $0.2 million and $1.0 million, respectively.

(2)
On January 1, 2017, the Company adopted new accounting guidance clarifying the definition of a business. As a result, operating property acquisitions occurring after January 1, 2017 will generally be accounted for as asset acquisitions rather than business combinations and acquisition-related expenses will no longer be expensed as incurred but instead will be capitalized as a cost of the assets acquired.

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
FUNDS FROM OPERATIONS: (1)
Net income available to common stockholders	$29,833	$29,535	$56,162	$200,530
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	616	829	1,239	4,439
Net income attributable to noncontrolling interests in consolidated property partnerships	3,242	216	6,375	411
Depreciation and amortization of real estate assets	61,000	52,463	120,734	102,127
Gains on sales of depreciable real estate	—	—	(2,257)	(145,990)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(5,924)	(321)	(11,552)	(602)
Funds From Operations (1)(2)(3)	$88,767	$82,722	$170,701	$160,915
Weighted average common shares/units outstanding – basic (4)	101,551	95,966	101,219	95,642
Weighted average common shares/units outstanding – diluted (5)	102,103	96,581	101,812	96,209
FFO per common share/unit – basic (2)	$0.87	$0.86	$1.69	$1.68
FFO per common share/unit – diluted (2)	$0.87	$0.86	$1.68	$1.67
FUNDS AVAILABLE FOR DISTRIBUTION: (1)
Funds From Operations (1)(2)(3)	$88,767	$82,722	$170,701	$160,915
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(17,967)	(10,768)	(35,856)	(26,308)
Amortization of deferred revenue related to tenant-funded tenant improvements (3)(6)	(4,548)	(3,212)	(8,243)	(6,100)
Net effect of straight-line rents	(7,568)	(9,086)	(14,451)	(18,537)
Amortization of net below market rents (7)	(1,191)	(1,640)	(3,603)	(3,243)
Amortization of deferred financing costs and net debt discount/premium	406	348	823	628
Non-cash amortization of share-based compensation awards	4,832	5,331	8,966	10,034
Original issuance costs of redeemed preferred stock	—	—	3,845	—
Other lease related adjustments, net (8)	(301)	499	(393)	3,227
Adjustments attributable to noncontrolling interests in consolidated property partnerships	1,224	—	2,011	—
Funds Available for Distribution (1)	$63,654	$64,194	$123,800	$120,616

________________________

(1)	See page 31 for Management Statements on Funds From Operations and Funds Available for Distribution.

(2)	Reported amounts are attributable to common stockholders, common unitholders and restricted stock unit holders.

(3)
FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $4.5 million and $3.2 million for the three months ended June 30, 2017 and 2016, respectively, and $8.2 million and $6.1 million for the six months ended June 30, 2017 and 2016, respectively. These amounts are adjusted out of FFO in our calculation of FAD.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards (i.e. nonvested stock and time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

(6)	Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.

(7)	Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.

(8)	Includes other non-cash adjustments attributable to lease-related GAAP revenue recognition timing differences.

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution
(unaudited, $ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP Net Cash Provided by Operating Activities	$82,041	$59,425	$178,416	$137,629
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(17,967)	(10,768)	(35,856)	(26,308)
Net loss on sale of land	—	(295)	—	(295)
Preferred dividends	(1,615)	(3,312)	(4,966)	(6,625)
Depreciation of non-real estate furniture, fixtures and equipment	(1,251)	(883)	(2,436)	(1,659)
Provision for uncollectible tenant receivables	(50)	—	(620)	—
Net changes in operating assets and liabilities (1)	9,069	21,302	2,089	20,280
Noncontrolling interests in property partnerships share of FAD	(4,700)	(321)	(9,541)	(602)
Cash adjustments related to investing and financing activities	(1,873)	(954)	(3,286)	(1,804)

Funds Available for Distribution(2)	$63,654	$64,194	$123,800	$120,616

_______________________

(1)
Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; and rents received in advance and tenant security deposits.

(2)	Please refer to page 31 for a Management Statement on Funds Available for Distribution.

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Same Store Analysis (1)(2)
(unaudited, $ in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
Total Same Store Portfolio
Number of properties	98	98		98	98
Square Feet	12,856,742	12,856,742		12,856,742	12,856,742
Percent of Stabilized Portfolio	89.3%	94.1%		89.3%	94.1%
Average Occupancy	94.7%	95.8%		94.8%	95.7%
Operating Revenues:
Rental income	$133,844	$132,702	0.9%	$266,449	$263,838	1.0%
Tenant reimbursements	15,740	14,646	7.5%	30,023	25,073	19.7%
Other property income (2)	1,178	324	263.6%	4,227	609	594.1%
Total operating revenues	150,762	147,672	2.1%	300,699	289,520	3.9%
Operating Expenses:
Property expenses	27,580	25,956	6.3%	53,827	50,560	6.5%
Real estate taxes	13,026	11,912	9.4%	25,846	22,377	15.5%
Provision for bad debts	166	—	100.0%	1,105	—	100.0%
Ground leases	948	768	23.4%	1,992	1,597	24.7%
Total operating expenses	41,720	38,636	8.0%	82,770	74,534	11.0%
GAAP Net Operating Income	$109,042	$109,036	0.0%	$217,929	$214,986	1.4%

Same Store Analysis (Cash Basis) (3)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
Total operating revenues	$143,592	$138,803	3.5%	$286,670	$268,256	6.9%
Total operating expenses	41,576	38,658	7.5%	81,708	74,576	9.6%
Cash Net Operating Income	$102,016	$100,145	1.9%	$204,962	$193,680	5.8%

________________________

(1)
Same Store is defined as all properties owned and included in our stabilized portfolio as of January 1, 2016 and still owned and included in the stabilized portfolio as of June 30, 2017 and includes 100% of consolidated property partnerships.

(2)
For the three and six months ended June 30, 2017, includes approximately $0.9 million and $3.7 million of lease termination fees, of which $0.7 million and $3.4 million related to our consolidated property partnerships, respectively.  In connection with the lease terminations, during the three and six months ended June 30, 2017, we wrote off approximately $0.4 million and $1.8 million of straight-line rent receivables against rental revenue, respectively.  For the three and six months ended June 30, 2017, our proportionate share of the net lease termination fees from consolidated property partnerships is approximately $0.2 million and $1.0 million, respectively.

(3)	Please refer to page 34 for a reconciliation of Net Income Available to Common Stockholders to Same Store GAAP Net Operating Income and Same Store Cash Net Operating Income.

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

		Portfolio Breakdown			Occupied at		Leased at
OFFICE PORTFOLIO	Buildings	YTD NOI %	SF %	Total SF	6/30/2017	3/31/2017	6/30/2017
Los Angeles and Ventura Counties
101 Corridor	4	1.1%	2.1%	309,438	91.3%	93.7%	92.3%
El Segundo	5	5.3%	7.6%	1,093,050	96.6%	99.2%	98.4%
Hollywood	6	4.6%	5.6%	806,559	88.4%	85.7%	92.6%
Long Beach	7	3.4%	6.6%	949,910	93.0%	91.6%	93.0%
West Hollywood	4	1.7%	1.2%	178,699	93.5%	87.5%	96.0%
West Los Angeles	10	6.1%	5.9%	843,475	84.3%	87.2%	91.1%
Total Los Angeles and Ventura Counties	36	22.2%	29.0%	4,181,131	91.2%	91.5%	94.0%
Total Orange County	1	1.5%	1.9%	271,556	94.7%	95.5%	96.2%
San Diego County
Del Mar	14	8.7%	9.4%	1,350,441	94.4%	94.5%	97.3%
I-15 Corridor	5	3.4%	3.8%	540,855	95.7%	94.3%	97.5%
Mission Valley	4	1.0%	2.0%	290,586	91.3%	87.1%	91.3%
Point Loma	1	0.5%	0.7%	103,900	100.0%	100.0%	100.0%
Sorrento Mesa	6	1.5%	2.7%	384,557	87.5%	87.5%	87.5%
University Towne Center	1	0.2%	0.3%	47,846	91.4%	89.3%	91.4%
Total San Diego County	31	15.3%	18.9%	2,718,185	93.5%	92.8%	95.3%
San Francisco Bay Area
Menlo Park	7	3.3%	2.6%	378,358	95.8%	100.0%	99.1%
Mountain View	4	5.1%	3.8%	542,235	100.0%	100.0%	100.0%
Palo Alto	2	1.3%	1.2%	165,585	100.0%	100.0%	100.0%
Redwood City	2	4.4%	2.4%	347,269	99.1%	99.1%	99.1%
San Francisco	8	24.8%	19.4%	2,793,856	91.6%	91.7%	95.3%
Sunnyvale	8	7.4%	6.5%	930,221	100.0%	100.0%	100.0%
Total San Francisco Bay Area	31	46.3%	35.9%	5,157,524	95.1%	95.5%	97.4%
Greater Seattle
Bellevue	2	6.5%	6.3%	905,225	96.3%	96.6%	97.3%
Kirkland	4	1.6%	1.9%	279,924	100.0%	100.0%	100.0%
Lake Union	6	6.6%	6.1%	880,989	96.8%	96.8%	96.8%
Total Greater Seattle	12	14.7%	14.3%	2,066,138	97.0%	97.2%	97.4%
TOTAL OFFICE PORTFOLIO	111	100.0%	100.0%	14,394,534	93.9%	94.1%	96.0%

					Occupied at		Leased at
RESIDENTIAL PORTFOLIO		Submarket	Buildings	Total No. of Units	6/30/2017	3/31/2017	6/30/2017
Los Angeles and Ventura Counties
1550 N. El Centro Avenue		Hollywood	1	200	77.0%	64.9%	82.0%

Average Office Occupancy
Quarter-to-Date	Year-to-Date
94.2%	94.2%

Average Residential Occupancy
Quarter-to-Date	Year-to-Date
69.6%	64.2%

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Los Angeles and Ventura, California
23925 Park Sorrento	101 Corridor	11,873	100.0%
23975 Park Sorrento	101 Corridor	104,797	81.6%
24025 Park Sorrento	101 Corridor	108,670	93.0%
2829 Townsgate Road	101 Corridor	84,098	100.0%
2240 E. Imperial Highway	El Segundo	122,870	100.0%
2250 E. Imperial Highway	El Segundo	298,728	94.5%
2260 E. Imperial Highway	El Segundo	298,728	100.0%
909 N. Sepulveda Boulevard	El Segundo	244,136	99.0%
999 N. Sepulveda Boulevard	El Segundo	128,588	85.6%
1500 N. El Centro Avenue	Hollywood	104,504	50.7%
1525 N. Gower Street	Hollywood	9,610	100.0%
1575 N. Gower Street	Hollywood	251,245	93.9%
6115 W. Sunset Boulevard	Hollywood	26,105	100.0%
6121 W. Sunset Boulevard	Hollywood	91,173	100.0%
6255 W. Sunset Boulevard	Hollywood	323,922	91.9%
3750 Kilroy Airport Way	Long Beach	10,457	100.0%
3760 Kilroy Airport Way	Long Beach	165,278	89.7%
3780 Kilroy Airport Way	Long Beach	219,745	81.1%
3800 Kilroy Airport Way	Long Beach	192,476	96.1%
3840 Kilroy Airport Way	Long Beach	136,026	100.0%
3880 Kilroy Airport Way	Long Beach	96,035	100.0%
3900 Kilroy Airport Way	Long Beach	129,893	100.0%
8560 W. Sunset Boulevard	West Hollywood	71,875	94.1%
8570 W. Sunset Boulevard	West Hollywood	43,603	86.5%
8580 W. Sunset Boulevard	West Hollywood	7,126	100.0%
8590 W. Sunset Boulevard	West Hollywood	56,095	97.3%
12100 W. Olympic Boulevard	West Los Angeles	152,048	100.0%
12200 W. Olympic Boulevard	West Los Angeles	150,832	68.0%
12233 W. Olympic Boulevard	West Los Angeles	151,029	97.1%
12312 W. Olympic Boulevard	West Los Angeles	76,644	100.0%
1633 26th Street	West Los Angeles	44,915	0.0%
2100/2110 Colorado Avenue	West Los Angeles	102,864	100.0%
3130 Wilshire Boulevard	West Los Angeles	88,340	69.0%
501 Santa Monica Boulevard	West Los Angeles	76,803	90.8%
Total Los Angeles and Ventura Counties		4,181,131	91.2%

Orange County, California
2211 Michelson Drive	Irvine	271,556	94.7%
Total Orange County		271,556	94.7%

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Diego, California
12225 El Camino Real	Del Mar	58,401	100.0%
12235 El Camino Real	Del Mar	53,751	100.0%
12340 El Camino Real	Del Mar	87,774	91.4%
12390 El Camino Real	Del Mar	72,332	100.0%
12348 High Bluff Drive	Del Mar	38,806	75.2%
12780 El Camino Real	Del Mar	140,591	100.0%
12790 El Camino Real	Del Mar	78,836	100.0%
12770 El Camino Real	Del Mar	73,032	33.9%
12400 High Bluff Drive	Del Mar	209,220	100.0%
3579 Valley Centre Drive	Del Mar	52,418	100.0%
3611 Valley Centre Drive	Del Mar	129,656	100.0%
3661 Valley Centre Drive	Del Mar	128,364	92.5%
3721 Valley Centre Drive	Del Mar	115,193	100.0%
3811 Valley Centre Drive	Del Mar	112,067	100.0%
13280 Evening Creek Drive South	I-15 Corridor	41,196	100.0%
13290 Evening Creek Drive South	I-15 Corridor	61,180	100.0%
13480 Evening Creek Drive North	I-15 Corridor	149,817	100.0%
13500 Evening Creek Drive North	I-15 Corridor	147,533	100.0%
13520 Evening Creek Drive North	I-15 Corridor	141,129	83.5%
2355 Northside Drive	Mission Valley	53,610	89.8%
2365 Northside Drive	Mission Valley	96,437	89.0%
2375 Northside Drive	Mission Valley	51,516	89.4%
2385 Northside Drive	Mission Valley	89,023	95.7%
2305 Historic Decatur Road	Point Loma	103,900	100.0%
10390 Pacific Center Court	Sorrento Mesa	68,400	100.0%
10394 Pacific Center Court	Sorrento Mesa	59,327	100.0%
10398 Pacific Center Court	Sorrento Mesa	43,645	100.0%
10421 Pacific Center Court	Sorrento Mesa	75,899	100.0%
10445 Pacific Center Court	Sorrento Mesa	48,709	100.0%
10455 Pacific Center Court	Sorrento Mesa	88,577	45.8%
4690 Executive Drive	University Towne Center	47,846	91.4%
Total San Diego County		2,718,185	93.5%

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	47,379	100.0%
4200 Bohannon Drive	Menlo Park	45,451	100.0%
4300 Bohannon Drive	Menlo Park	63,079	85.3%
4400 Bohannon Drive	Menlo Park	48,146	100.0%
4500 Bohannon Drive	Menlo Park	63,078	100.0%
4600 Bohannon Drive	Menlo Park	48,147	85.9%
4700 Bohannon Drive	Menlo Park	63,078	100.0%
1290-1300 Terra Bella Avenue	Mountain View	114,175	100.0%
331 Fairchild Drive	Mountain View	87,147	100.0%
680 E. Middlefield Road	Mountain View	170,090	100.0%
690 E. Middlefield Road	Mountain View	170,823	100.0%
1701 Page Mill Road	Palo Alto	128,688	100.0%
3150 Porter Drive	Palo Alto	36,897	100.0%
900 Jefferson Avenue	Redwood City	228,505	100.0%
900 Middlefield Road	Redwood City	118,764	97.3%
100 First Street	San Francisco	467,095	92.6%
303 Second Street	San Francisco	740,047	87.6%
201 Third Street	San Francisco	346,538	71.1%
360 Third Street	San Francisco	429,796	100.0%
250 Brannan Street	San Francisco	95,008	100.0%
301 Brannan Street	San Francisco	74,430	100.0%
333 Brannan Street	San Francisco	185,602	100.0%
350 Mission Street	San Francisco	455,340	98.1%
1310 Chesapeake Terrace	Sunnyvale	76,244	100.0%
1315 Chesapeake Terrace	Sunnyvale	55,635	100.0%
1320-1324 Chesapeake Terrace	Sunnyvale	79,720	100.0%
1325-1327 Chesapeake Terrace	Sunnyvale	55,383	100.0%
505 Mathilda Avenue	Sunnyvale	212,322	100.0%
555 Mathilda Avenue	Sunnyvale	212,322	100.0%
605 Mathilda Avenue	Sunnyvale	162,785	100.0%
599 Mathilda Avenue	Sunnyvale	75,810	100.0%
Total San Francisco Bay Area		5,157,524	95.1%

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Greater Seattle, Washington
601 108th Avenue NE	Bellevue	488,470	99.6%
10900 NE 4th Street	Bellevue	416,755	92.3%
10210 NE Points Drive	Kirkland	84,641	100.0%
10220 NE Points Drive	Kirkland	49,851	100.0%
10230 NE Points Drive	Kirkland	98,982	100.0%
3933 Lake Washington Blvd NE	Kirkland	46,450	100.0%
837 N. 34th Street	Lake Union	111,580	76.2%
701 N. 34th Street	Lake Union	138,994	98.7%
801 N. 34th Street	Lake Union	169,412	100.0%
320 Westlake Avenue North	Lake Union	184,643	100.0%
321 Terry Avenue North	Lake Union	135,755	100.0%
401 Terry Avenue North	Lake Union	140,605	100.0%
Total Greater Seattle		2,066,138	97.0%

TOTAL		14,394,534	93.9%

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Information on Leases Commenced (1)

	1st & 2nd Generation				2nd Generation
	# of Leases (2)		Square Feet (2)		TI/LC Per Sq.Ft.	Changes in GAAP Rents	Changes in Cash Rents	Retention Rates	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date	20	15	170,649	241,976	$70.56	21.4%	4.0%	57.5%	103
Year to Date	37	36	299,465	628,956	44.03	26.5%	12.9%	55.3%	71

Information on Leases Executed (1)

	1st & 2nd Generation				2nd Generation
	# of Leases (3)		Square Feet (3)		TI/LC Per Sq.Ft.	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date (4)	27	15	247,541	241,976	$63.29	31.7%	12.6%	89
Year to Date (5)	48	36	504,043	628,956	49.44	30.1%	14.2%	70

________________________

(1)	Includes 100% of consolidated property partnerships.

(2)
Represents leasing activity for leases that commenced at properties in the stabilized portfolio during the three and six months ended June 30, 2017, including first and second generation space, net of month-to-month leases.

(3)
Represents leasing activity for leases signed at properties in the stabilized portfolio during the three and six months ended June 30, 2017, including first and second generation space, net of month-to-month leases.

(4)	During the three months ended June 30, 2017, 18 new leases totaling 208,292 square feet were signed but not commenced as of June 30, 2017.

(5)	During the six months ended June 30, 2017, 29 new leases totaling 380,166 square feet were signed but not commenced as of June 30, 2017.

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

	Total 2017	Q2 2017	Q1 2017
1st Generation (Nonrecurring) Capital Expenditures: (1)
Capital Improvements	$1,929	$957	$972

Tenant Improvements & Leasing Commissions (2)	175	175	—

Total	$2,104	$1,132	$972

	Total 2017	Q2 2017	Q1 2017
2nd Generation (Recurring) Capital Expenditures: (1)
Capital Improvements	$7,879	$4,235	$3,644

Tenant Improvements & Leasing Commissions (2)	27,977	13,732	14,245

Total	$35,856	$17,967	$17,889

________________________

(1)	Includes 100% of capital expenditures of consolidated property partnerships.

(2)	Represents costs incurred for leasing activity during the period shown. Amounts exclude tenant-funded tenant improvements.

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary Schedule
($ in thousands, except for annualized rent per sq. ft.)

Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
Remaining 2017	55	576,030	4.3%	$21,091	3.7%	$36.61
2018	86	1,291,146	9.7%	54,135	9.5%	41.93
2019	102	1,651,354	12.4%	60,013	10.6%	36.34
2020	111	1,892,287	14.2%	71,460	12.6%	37.76
2021	85	1,071,886	8.1%	45,860	8.1%	42.78
2022	60	639,938	4.8%	25,453	4.5%	39.77
2023	37	893,925	6.7%	41,238	7.3%	46.13
2024	28	788,458	5.9%	33,522	5.9%	42.52
2025	11	198,581	1.5%	8,246	1.4%	41.52
2026	20	1,326,639	10.0%	50,969	9.0%	38.42
2027 and beyond	33	2,974,016	22.4%	155,142	27.4%	52.17
Total (2)	628	13,304,260	100.0%	$567,129	100.0%	$42.63

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

(2)
For leases that have been renewed early with existing tenants, the expiration date and annualized base rent information presented takes into consideration the renewed lease terms. Excludes leases not commenced as of June 30, 2017, space leased under month-to-month leases, storage leases, vacant space and future lease renewal options not executed as of June 30, 2017.

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

Year	Region	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.

2017	Los Angeles	35	179,139	1.3%	$5,974	1.1%	$33.35
	Orange County	4	56,928	0.4%	2,540	0.4%	44.62
	San Diego	5	27,385	0.2%	679	0.1%	24.79
	San Francisco Bay Area	4	87,373	0.7%	4,594	0.8%	52.58
	Greater Seattle	7	225,205	1.7%	7,304	1.3%	32.43
	Total	55	576,030	4.3%	$21,091	3.7%	$36.61

2018	Los Angeles	49	256,379	1.9%	$9,081	1.6%	$35.42
	Orange County	3	18,263	0.1%	639	0.1%	34.99
	San Diego	10	459,451	3.5%	20,908	3.7%	45.51
	San Francisco Bay Area	13	319,975	2.4%	16,087	2.8%	50.28
	Greater Seattle	11	237,078	1.8%	7,420	1.3%	31.30
	Total	86	1,291,146	9.7%	$54,135	9.5%	$41.93

2019	Los Angeles	37	420,139	3.1%	$13,582	2.4%	$32.33
	Orange County	6	77,875	0.6%	3,234	0.6%	41.53
	San Diego	18	291,911	2.2%	10,445	1.8%	35.78
	San Francisco Bay Area	23	664,307	5.0%	26,649	4.7%	40.12
	Greater Seattle	18	197,122	1.5%	6,103	1.1%	30.96
	Total	102	1,651,354	12.4%	$60,013	10.6%	$36.34

2020	Los Angeles	53	423,768	3.2%	$16,167	2.9%	$38.15
	Orange County	5	38,526	0.3%	1,238	0.2%	32.13
	San Diego	21	507,990	3.8%	17,003	3.0%	33.47
	San Francisco Bay Area	23	619,803	4.6%	28,327	5.0%	45.70
	Greater Seattle	9	302,200	2.3%	8,725	1.5%	28.87
	Total	111	1,892,287	14.2%	$71,460	12.6%	$37.76

2021	Los Angeles	45	333,730	2.5%	$13,123	2.3%	$39.32
	Orange County	4	35,795	0.3%	1,147	0.2%	32.04
	San Diego	14	270,914	2.0%	10,161	1.8%	37.51
	San Francisco Bay Area	11	237,715	1.8%	13,646	2.4%	57.40
	Greater Seattle	11	193,732	1.5%	7,783	1.4%	40.17
	Total	85	1,071,886	8.1%	$45,860	8.1%	$42.78

2022 and Beyond	Los Angeles	78	2,062,555	15.5%	$87,051	15.4%	$42.21
	Orange County	2	26,519	0.2%	989	0.2%	37.29
	San Diego	30	962,397	7.2%	38,281	6.7%	39.78
	San Francisco Bay Area	47	2,934,190	22.1%	158,200	27.9%	53.92
	Greater Seattle	32	835,896	6.3%	30,049	5.3%	35.95
	Total	189	6,821,557	51.3%	$314,570	55.5%	$46.11

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Stabilized Portfolio Quarterly Lease Expirations for 2017 and 2018
($ in thousands, except for annualized rent per sq. ft.)

	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2017:
Q3 2017	25	233,762	1.7%	$9,150	1.6%	$39.14
Q4 2017	30	342,268	2.6%	11,941	2.1%	34.89
Total 2017	55	576,030	4.3%	$21,091	3.7%	$36.61

2018:
Q1 2018	26	273,224	2.1%	$9,832	1.7%	$35.99
Q2 2018	25	367,886	2.8%	15,978	2.8%	43.43
Q3 2018	15	213,152	1.6%	8,553	1.5%	40.13
Q4 2018	20	436,884	3.2%	19,772	3.5%	45.26
Total 2018	86	1,291,146	9.7%	$54,135	9.5%	$41.93

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Top Fifteen Tenants (1)
($ in thousands)

Tenant Name	Annualized Base Rental Revenue (2)	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet
LinkedIn Corporation	$28,344	663,239	5.0%	4.6%
salesforce.com, inc. (3)	24,183	468,445	4.3%	3.3%
DIRECTV, LLC	22,467	667,852	4.0%	4.6%
Box, Inc.	22,441	371,792	4.0%	2.6%
Synopsys, Inc.	15,492	340,913	2.7%	2.4%
Dropbox, Inc.	14,827	182,054	2.6%	1.3%
Bridgepoint Education, Inc.	14,064	296,708	2.5%	2.1%
Viacom International, Inc.	13,718	211,343	2.4%	1.5%
Delta Dental of California	10,313	188,143	1.8%	1.3%
AMN Healthcare, Inc.	9,001	176,075	1.6%	1.2%
Concur Technologies	8,852	243,429	1.6%	1.7%
Biotech/Healthcare Industry Tenant	8,461	128,688	1.5%	0.9%
Riot Games, Inc.	7,355	131,537	1.3%	0.9%
Neurocrine Biosciences, Inc.	6,883	140,591	1.2%	1.0%
SCAN Group	6,845	211,086	1.2%	1.5%

Total Top Fifteen Tenants	$213,246	4,421,895	37.7%	30.9%

________________________

(1)	The information presented is as of June 30, 2017.

(2)	Includes 100% of annualized base rental revenues of consolidated property partnerships.

(3)	The Company has entered into leases with various affiliates of the tenant.

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

2017 Operating Property Dispositions
($ in millions)

COMPLETED OPERATING PROPERTY DISPOSITIONS
Property	Submarket	Month of Disposition	No. of Buildings	Rentable Square Feet	Sales Price (1)
1st Quarter
5717 Pacific Center Boulevard, San Diego, CA	Sorrento Mesa	January	1	67,995	$12.1

2nd Quarter
None

TOTAL OPERATING PROPERTY DISPOSITIONS			1	67,995	$12.1

____________________

(1)	Represents gross sales price before the impact of commissions and closing costs.

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Consolidated Ventures (Noncontrolling Property Partnerships)

Property (1)	Venture Partner	Submarket	Rentable Square Feet	KRC Ownership %
100 First Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	467,095	56%
303 Second Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	740,047	56%
900 Jefferson Avenue and 900 Middlefield Road, Redwood City, CA (2)	Local developer	Redwood City	347,269	93%

____________________

(1)	For breakout of Net Operating Income by partnership, refer to page 34, Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income.

(2)	Reflects the KRC ownership percentage at time of agreement. Actual percentage may vary depending on cash flows or promote structure.

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Stabilized Development Projects
($ in millions)

STABILIZED DEVELOPMENT PROJECTS	Location	Start Date	Completion Date	Total Estimated Investment	Rentable Square Feet	Office % Leased (1)
1st Quarter
Columbia Square Phase 2 - Office (2)	Hollywood	3Q 2013	1Q 2016	$230.0	365,359	100%

2nd Quarter
None

TOTAL:				$230.0	365,359	100%

_____________________

(1)	The information presented is as of the date of this report.

(2)	In January, this project was moved from “lease-up” to stabilized development since the project had reached one year from building shell substantial completion.

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

In-Process, Near-Term and Future Development Pipeline
($ in millions)

	Location	Estimated Construction Period		Estimated Stabilization Date	Estimated Rentable Square Feet	Total Estimated Investment	Total Costs as of 6/30/2017 (1)	Office % Leased
		Start Date	Compl. Date
UNDER CONSTRUCTION:
Office
Greater Seattle
333 Dexter (2)	South Lake Union	2Q 2017	3Q 2019	3Q 2020	650,000	$380.0	$69.9	—%
San Francisco Bay Area
The Exchange on 16th (3)	San Francisco	2Q 2015	2Q 2018	2Q 2019	750,000	560.0	296.7	—%
100 Hooper (4)	San Francisco	4Q 2016	1Q 2018	1Q 2019	400,000	270.0	153.6	100%
SUBTOTAL:					1,800,000	$1,210.0	$520.2	18%

Mixed-Use
One Paseo - Phase I (Retail and Residential) (5)	Del Mar	4Q 2016	3Q 2018 - 1Q 2019	1Q 2019 - 3Q 2019	96,000 Retail 237 Resi Units	$225.0	$96.4	N/A

NEAR-TERM DEVELOPMENT PIPELINE (6):	Location	Potential Start Date (7)	Approx. Developable Square Feet		Total Estimated Investment	Total Costs as of 6/30/2017 (1)

Academy Project	Hollywood	2017	545,000		$425	$80.3
One Paseo - Phases II and III (5)	Del Mar	TBD	640,000		440	149.7
TOTAL:			1,185,000		$865	$230.0

FUTURE DEVELOPMENT PIPELINE:

Flower Mart	San Francisco		TBD		TBD	$207.5
9455 Towne Centre Drive	San Diego		150,000		TBD	10.2
Pacific Corporate Center – Lot 8	Sorrento Mesa		170,000		TBD	14.4
Santa Fe Summit – Phases II and III	56 Corridor		600,000		TBD	78.7
TOTAL:						$310.8

________________________

(1)	Represents cash paid and costs incurred as of June 30, 2017.

(2)	Development commenced in June 2017. The project is located on one city block parcel in the South Lake Union submarket of Seattle and is comprised of two 12-story office towers.

(3)
Represents timing, estimated rentable square feet and total estimated investment for a combined life science and office project, which are subject to change depending on the tenant composition of the project.

(4)
The project is comprised of approximately 314,000 square feet of office and 86,000 square feet of Production, Distribution, and Repair (“PDR”) space. The Company entered into a long term lease with Adobe for the entire 314,000 square feet of office space. The Company is developing an adjacent 59,000 square foot building located at 150 Hooper with a total estimated investment of approximately $22.0 million.

(5)
Development for this project will occur in phases. Phase I includes the project’s overall infrastructure and site work, 237 residential units and approximately 96,000 square feet of retail space. Phases II and III, comprised of office and residential, will commence subject to market conditions and economic factors.

(6)
Project timing, costs, developable square feet and scope could change materially from estimated data provided due to one or more of the following: any significant changes in the economy, market conditions, our markets, tenant requirements and demands, construction costs, new office supply, regulatory and entitlement processes or project design.

(7)
Potential start dates assume successfully obtaining all approvals necessary to commence construction. Actual commencement is subject to extensive consideration of market conditions and economic factors.

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Capital Structure
As of June 30, 2017
($ in thousands)

	Shares/Units June 30, 2017	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization
DEBT: (1) (2)
Unsecured Term Loan Facility (1)		$150,000	1.5%
Unsecured Term Loan (1)		39,000	0.4%
Unsecured Senior Notes due 2018		325,000	3.2%
Unsecured Senior Notes due 2020		250,000	2.4%
Unsecured Senior Notes due 2023		300,000	2.9%
Unsecured Senior Notes due 2025		400,000	3.9%
Unsecured Senior Notes due 2029		400,000	3.9%
Unsecured Senior Notes Series A & B due 2027 & 2029		250,000	2.4%
Secured Debt		465,552	4.6%
Total Debt		$2,579,552	25.2%
EQUITY AND NONCONTROLLING INTEREST IN THE OPERATING PARTNERSHIP: (3)
6.375% Series H Cumulative Redeemable Preferred stock (4)	4,000,000	$100,000	1.0%
Common limited partnership units outstanding (5)	2,077,193	156,101	1.5%
Shares of common stock outstanding (5)	98,351,217	7,391,094	72.3%
Total Equity and Noncontrolling Interests in the Operating Partnership		$7,647,195	74.8%
TOTAL MARKET CAPITALIZATION		$10,226,747	100.0%

________________________

(1)
There was no outstanding balance on the unsecured revolving credit facility as of June 30, 2017. In July, Kilroy Realty, L.P., the Company’s Operating Partnership, amended and restated its unsecured revolving credit facility and term loan facility (together, the “Facility”).  Among other things, the amendment and restatement increased the size of the revolving credit facility from $600.0 million to $750.0 million, maintained the size of the term loan facility of $150.0 million, reduced the borrowing costs and extended the maturity date of the Facility to July 2022.  The term loan facility features two six-month delay draw options and the Facility was undrawn at closing, including the $150.0 million term loan, which was repaid in full at closing with available cash.  Concurrently with the closing of the Facility, Kilroy Realty, L.P., repaid its $39.0 million unsecured term loan with available cash.

(2)
Represents gross aggregate principal amount due at maturity before the effect of the following at June 30, 2017: $12.0 million of unamortized deferred financing costs, $6.2 million of unamortized discounts for the unsecured senior notes and $3.5 million of unamortized premiums for the secured debt.

(3)	Includes common units of the Operating Partnership; does not include noncontrolling interests in consolidated property partnerships.

(4)
Value based on $25.00 per share liquidation preference. On July 12, 2017, the Company announced its intention to redeem all 4,000,000 shares of the 6.375% Series H Cumulative Redeemable Preferred Stock at par on August 15, 2017.

(5)	Value based on closing share price of $75.15 as of June 30, 2017.

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Debt Analysis
As of June 30, 2017

TOTAL DEBT COMPOSITION
	Percent of Total Debt	Weighted Average
		Interest Rate	Years to Maturity
Secured vs. Unsecured Debt
Unsecured Debt	82.0%	4.3%	6.5
Secured Debt	18.0%	4.4%	6.1
Floating vs. Fixed-Rate Debt
Floating-Rate Debt	7.3%	2.4%	2.0
Fixed-Rate Debt	92.7%	4.5%	6.8

Stated Interest Rate		4.3%	6.5

GAAP Effective Rate		4.3%

GAAP Effective Rate Including Debt Issuance Costs		4.5%

KEY DEBT COVENANTS
	Covenant	Actual Performance as of June 30, 2017
Unsecured Credit Facility and Term Loan Facility (as defined in the Credit Agreements) (1)(2):
Total debt to total asset value	less than 60%	26%
Fixed charge coverage ratio	greater than 1.5x	3.3x
Unsecured debt ratio	greater than 1.67x	4.04x
Unencumbered asset pool debt service coverage	greater than 1.75x	4.53x

Unsecured Senior Notes due 2018, 2020, 2023, 2025 and 2029 (as defined in the Indentures):
Total debt to total asset value	less than 60%	33%
Interest coverage	greater than 1.5x	7.2x
Secured debt to total asset value	less than 40%	6%
Unencumbered asset pool value to unsecured debt	greater than 150%	317%

________________________

(1)
In July 2017, Kilroy Realty, L.P., the Company’s Operating Partnership, amended and restated its unsecured revolving credit facility and term loan facility (together, the “Facility”). The covenants and actual performance metrics above represent terms and definitions reflected in the Facility based on financial results as of June 30, 2017.  As of June 30, 2017, the Company’s Operating Partnership was in compliance on both the prior Amended and Restated Credit Agreement dated as of June 23, 2014 as well as the Facility.

(2)
As of June 30, 2017, the covenant performance under the Unsecured Senior Notes Series A and B due 2027 and 2029 (“private placement notes”), was substantially similar to the Facility; however, the unsecured debt ratio under the private placement notes was 3.66x reflecting definitional differences on unencumbered value. The Company’s Operating Partnership was in compliance under the credit agreement of the private placement notes as of June 30, 2017.

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Debt Analysis
($ in thousands)

DEBT MATURITY SCHEDULE
Floating/ Fixed Rate	Stated Rate	GAAP Effective Rate (1)	Maturity Date	2017	2018	2019	2020	2021	After 2021	Total (2)

Unsecured Debt:(3)
Floating (4)	2.36%	2.36%	7/1/2019			$150,000				$150,000
Floating (4)	2.35%	2.35%	7/1/2019			39,000				39,000
Fixed	4.80%	4.83%	7/15/2018		325,000					325,000
Fixed	6.63%	6.74%	6/1/2020				250,000			250,000
Fixed	3.80%	3.80%	1/15/2023						300,000	300,000
Fixed	4.38%	4.44%	10/1/2025						400,000	400,000
Fixed	3.35%	3.35%	2/17/2027						175,000	175,000
Fixed	3.45%	3.45%	2/17/2029						75,000	75,000
Fixed	4.25%	4.35%	8/15/2029						400,000	400,000

Total unsecured debt	4.30%	4.35%		—	325,000	189,000	250,000	—	1,350,000	2,114,000

Secured Debt:
Fixed	4.27%	4.27%	2/1/2018	1,349	123,085					124,434
Fixed (5)	6.05%	3.50%	6/1/2019	877	1,835	74,479				77,191
Fixed	3.57%	3.57%	12/1/2026				3,224	3,341	163,435	170,000
Fixed	4.48%	4.48%	7/1/2027	846	1,749	1,830	1,913	2,001	85,588	93,927

Total secured debt	4.35%	3.93%		3,072	126,669	76,309	5,137	5,342	249,023	465,552

Total	4.31%	4.28%		$3,072	$451,669	$265,309	$255,137	$5,342	$1,599,023	$2,579,552

________________________

(1)	Represents the rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of discounts/premiums, excluding deferred financing costs.

(2)
Amounts presented represent the gross aggregate principal amount due at maturity before the effect of the following at June 30, 2017: $12.0 million of unamortized deferred financing costs, $6.2 million of unamortized discounts for the unsecured senior notes and $3.5 million of unamortized premiums for the secured debt.

(3)	There was no outstanding balance on the unsecured line of credit as of June 30, 2017.

(4)	The interest for this loan is calculated at an annual rate of LIBOR plus 1.150% at June 30, 2017.

(5)	Represents secured debt assumed in connection with an operating property acquisition.

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Net Income Available to Common Stockholders / FFO Guidance and Outlook
(unaudited, $ and shares/units in thousands, except per share amounts)

The Company’s guidance estimates for the full year 2017 for net income available to common stockholders per share - diluted and FFO per share and unit - diluted are set forth and reconciled below. These estimates reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in the earning release issued on July 26, 2017 and otherwise referenced to in the Company’s earning call on July 27, 2017.

These guidance estimates do not include any estimates of possible future gains or losses or the impact on operating results from possible future dispositions since any potential future disposition transactions will ultimately depend on market conditions and other factors, including but not limited to the Company’s capital needs and its ability to defer some or all of the taxable gain on the sales. Moreover, the magnitude of gains or losses on sales of depreciable operating properties, if any, will depend on the sales price and depreciated cost basis of the disposed assets at the time of disposition, information that is not known at the time the Company provides guidance, and the timing of any gain recognition will depend on the closing of the dispositions, information that is also not known at the time the Company provides guidance and may occur after the relevant guidance period. These guidance estimates also do not include the impact on operating results from potential future acquisitions, possible capital markets activity, possible future impairment charges or any events outside of the Company’s control.

	Full Year 2017 Range at June 30, 2017
	Low End	High End
Net income available to common stockholders per share - diluted	$1.15	$1.25

Weighted average common shares outstanding - diluted	100,000	100,000

Net income available to common stockholders	$115,000	$125,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	2,500	2,900
Net income attributable to noncontrolling interests in consolidated property partnerships	12,500	14,500
Depreciation and amortization of real estate assets	235,500	235,500
Gains on sales of depreciable real estate	(2,300)	(2,300)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(22,000)	(24,000)
Funds From Operations (1)(2)	$341,200	$351,600

Weighted average common shares and units outstanding - diluted	102,000	102,000

FFO per common share/unit - diluted	$3.35	$3.45

________________________

(1)	See page 31 for Management Statements on Funds From Operation and Funds Available for Distribution.

(2)	Reported amounts are attributable to common stockholders, common unitholders and restricted stock unit holders.

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations available to common stockholders and common unitholders (“FFO”), in the Company’s earnings release on July 26, 2017 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as consolidated operating revenues (rental income, tenant reimbursements and other property income) less consolidated property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the consolidated revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a portfolio basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company’s operating performance. Same Store NOI represents the consolidated NOI for all of the properties that were owned and included in the Company's stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company’s Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Same Store Cash Net Operating Income:

Management believes that Same Store Cash NOI is a useful supplemental measure of the Company’s operating performance. Same Store Cash NOI represents the consolidated NOI for all of the properties that were owned and included in the Company’s stabilized portfolio for two comparable reporting periods, adjusted for the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles, and bad debt expense. Because Same Store Cash NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends on a cash basis such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store Cash NOI, and accordingly, our Same Store Cash NOI may not be comparable to other REITs.

However, Same Store Cash NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company's results from operations.

EBITDA, as adjusted:

Management believes that consolidated earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on depreciable real estate, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA, as adjusted”) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDA, as adjusted, gives the investment community a more complete understanding of the Company’s consolidated operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA, as adjusted, as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDA, as adjusted, should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA, as adjusted, and, accordingly, the Company’s EBITDA, as adjusted, may not be comparable to other REITs.

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Funds From Operations:

The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

Funds Available for Distribution:

Management believes that Funds Available for Distribution available to common stockholders and common unitholders (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adding to FFO the non-cash amortization of deferred financing costs, debt discounts and premiums and share-based compensation awards and amortization of above (below) market rents for acquisition properties, then subtracting recurring tenant improvements, leasing commissions and capital expenditures and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements, adjusting for other lease related items and after adjustment for amounts attributable to noncontrolling interests in consolidated property partnerships. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Definitions Included in Supplemental
Annualized Base Rent:

Includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Change in GAAP/Cash Rents (Leases Commenced):

Calculated as the change between GAAP/cash rents for new/renewed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Change in GAAP/Cash Rents (Leases Executed):

Calculated as the change between GAAP/cash rents for signed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Estimated Stabilization Date (Development):

Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of substantial completion for office properties and upon substantial completion for residential properties.

FAD Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FAD.

First Generation Capital Expenditures:

Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use. These costs are not subtracted in our calculation of FAD.

Fixed Charge Coverage Ratio:

Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.

FFO Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FFO attributable to common stockholders and unitholders.

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Definitions Included in Supplemental, continued
GAAP Effective Rate:

The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.

Interest Coverage Ratio:

Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).

Lease-up Properties:

Properties recently developed or redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities.

Net Effect of Straight-Line Rents:

Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.

Operating Margins:

Calculated as Net Operating Income divided by total revenues.

Retention Rates (Leases Commenced):

Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.

Same Store Portfolio:

Our Same Store portfolio includes all of our properties owned and included in our stabilized portfolio for two comparable reporting periods, i.e., owned and included in our stabilized portfolio as of January 1, 2016 and still owned and included in the stabilized portfolio as of June 30, 2017. It does not include undeveloped land, development and redevelopment properties currently under construction or committed for construction, “lease-up” properties and properties held-for-sale. We define lease-up properties as properties recently developed or redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities. We define redevelopment properties as those projects for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan, the intended result of which is a higher economic return on the property.

Stated Interest Rate:

The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums.

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income
(unaudited, $ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net Income Available to Common Stockholders	$29,833	$29,535	$56,162	$200,530
Net income attributable to noncontrolling interest in the Operating Partnership	616	829	1,239	4,439
Net income attributable to noncontrolling interests in consolidated property partnerships	3,242	216	6,375	411
Total preferred dividends	1,615	3,312	8,811	6,625
Net Income	35,306	33,892	72,587	212,005
Adjustments:
General and administrative expenses	14,303	13,979	29,236	27,416
Acquisition-related expenses	—	714	—	776
Depreciation and amortization	62,251	53,346	123,170	103,786
Interest income and other net investment gains	(1,038)	(311)	(2,103)	(582)
Interest expense	17,973	14,384	35,325	26,213
Net loss on sale of land	—	295		295
Gains on sales of depreciable operating properties	—	—	(2,257)	(145,990)
Net Operating Income, as defined (1)	128,795	116,299	255,958	223,919
Wholly-Owned Properties	110,437	98,997	219,395	190,265
Consolidated property partnerships: (2)
100 First Street (3)	4,371	4,156	8,598	8,158
303 Second Street (3)	8,327	7,671	16,530	15,338
Crossing/900 (4)	5,660	5,475	11,435	10,158
Net Operating Income, as defined (1)	128,795	116,299	255,958	223,919
Net loss on sale of land	—	(295)	—	(295)
Non-Same Store GAAP Net Operating Income (5)	(19,753)	(6,968)	(38,029)	(8,638)
Same Store GAAP Net Operating Income	109,042	109,036	217,929	214,986
GAAP to Cash Adjustments:
GAAP Operating Revenues Adjustments, net (6)	(7,170)	(8,869)	(14,029)	(21,264)
GAAP Operating Expenses Adjustments, net (7)	144	(22)	1,062	(42)
Same Store Cash Net Operating Income	$102,016	$100,145	$204,962	$193,680

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(1)	Please refer to pages 29-30 for Management Statements on Net Operating Income, Same Store Net Operating Income and Same Store Cash Net Operating Income.

(2)	Reflects GAAP Net Operating Income for all periods presented.

(3)
On August 30, 2016 and November 30, 2016, the Company completed ventures with NBREM which contributed $191.4 million and $261.5 million, respectively, for 44% common equity interests in 100 First Street and 303 Second Street in San Francisco, CA, respectively. The $261.5 million contribution was net of NBREM's proportionate share of the existing mortgage debt secured by the 303 Second Street property.

(4)
For all periods presented, an unrelated third party entity owned an approximate 7% common equity interest in two properties located at 900 Jefferson Avenue and 900 Middlefield Road in Redwood City, CA.

(5)
Includes the results of one development project added to the stabilized portfolio in the first quarter of 2017, one development project added to the stabilized portfolio in the fourth quarter of 2016, two development office projects completed and stabilized in the first quarter of 2016, our residential project that was completed in the second quarter of 2016, four office and three retail buildings acquired during 2016, one office property disposed of during the first quarter of 2017, six office properties disposed of during 2016, and expenses for certain of our in-process, near-term and future development projects.

(6)	Includes the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements and amortization of above and below market lease intangibles.

(7)	Includes the amortization of above and below market lease intangibles for ground leases and bad debt expense.

Kilroy Realty Corporation
Second Quarter 2017 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to EBITDA, as Adjusted
(unaudited, $ in thousands)

	Three Months Ended June 30,
	2017	2016
Net Income Available to Common Stockholders	$29,833	$29,535
Interest expense	17,973	14,384
Depreciation and amortization	62,251	53,346
Net income attributable to noncontrolling common units of the Operating Partnership	616	829
Net income attributable to noncontrolling interests in consolidated property partnerships	3,242	216
Preferred dividends	1,615	3,312

EBITDA, as adjusted (1)	$115,530	$101,622

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(1)	Please refer to page 30 for a Management Statement on EBITDA, as adjusted.